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           SUBSIDIARIES OF FIRST NATIONWIDE (PARENT) HOLDINGS, INC.

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 NAME                                                     STATE OF INCORPORATION
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1. FNB Holdings, Inc..................................... Texas
2. FNB Mortgage Corp..................................... California
3. First Prudential Corporation.......................... Missouri
4. Niles Investment Company.............................. Illinois
5. FN Investment Center.................................. California
6. FN Investment of New York............................. New York
7. Cal Fed Investment Services........................... California
8. Franciscan Financial Corporation...................... California
9. San Francisco Auxiliary Corporation................... California
10. Capital Conveyance Company........................... California
11. Development Credit Corporation....................... California
12. Cal Fed Syndications................................. California
13. California Communities, Inc.......................... California
14. Cal Fed Service Corporation.......................... California
15. Cal Fed Credit, Inc.................................. California
16. Cal Fed Credit of Texas, Inc......................... Texas
17. Cal Fed Enterprises.................................. California
18. CFE Potrero Corporation.............................. California
19. CF Management Corp................................... California
20. CF Recovery Corp. One................................ California
21. CF Recovery Corp. Two................................ California
22. Crabtree Valley Hotel, Inc........................... North Carolina
23. Point Clear Bay Hotel, Inc........................... Alabama
24. Cal Fed Mortgage Company............................. California
25. XCF Acceptance Corporation........................... California
26. FNB Real Estate Corp................................. Texas
27. FGB Realty Advisors, Inc............................. Texas
28. California Federal Preferred Capital Corporation .... Maryland
29. First Nationwide Mortgage Corporation................ Delaware
30. FNC Insurance Agency, Inc............................ California
31. Cal Fed Insurance Agency, Inc........................ California
32. FNMC Mortgage Services, Inc.......................... Delaware
33. First Nationwide Mortgage Services, Inc.............. Texas
34. Master Mortgage Company.............................. California
35. Sierra Network....................................... California
36. FN Investment Center of Nevada....................... Nevada
37. California Federal Bank, A Federal Savings Bank ..... chartered under federal law
38. First Nationwide Holdings Inc........................ Delaware
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